Exhibit 99.1

1 0 - March - 2022

Safe Harbor Statement This presentation contains forward - looking information that involves risks and uncertainties, including statements about the Company’s prospects, the Company’s financial performance, targets, goals, and metrics, participation in multiple ma rke ts, its technology and research and development efforts, the benefits of the Company’s business model (including its margins and customer relationships), the Company’s business opportunities and competitive advantages, the Company’s growth potential and strategies for growth, and statements about customer and industry demand. Investors are cautioned that such forward - looking statements are not guarantees of future performance and involve risks and uncertainties, including without limitation risks associated with economic conditions that affect the Company and its customers, the ability of the Company to obtain new customers, the ability of the Company to retain customers, the ability of the Company to maintain and grow its current margin s, the Company’s ability to adapt to changing market needs and other factors as well as other risks and uncertainties that are detailed in the documents filed by the Company with the SEC. Accordingly, actual results may differ materially. The risks and uncertainties included above are not exhaustive. Readers are referred to the documents filed by the Company with the SEC, specifically the last reports on Forms 10 - K and 10 - Q. The forward - looking statements contained herein speak only of the Company’s expectations as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Founded in 1986, Psychemedics is the world’s largest provider of hair analysis drug testing, using a best - in - class analysis to test for drugs of abuse • Re - invented the drug testing industry with patented technology that extracts virtually 100% of the drug held in hair to be analyzed and quantified • All screens are FDA - cleared • Offer customers in - depth analysis and unmatched insights, having conducted millions of tests over the Company’s 30+ year history • Established market position with several growth opportunities • Stable and diversified client base of 4,000+ customers across a wide variety of industries • Strong financial profile Highly Validated and Accredited Psychemedics Overview

Key Investment Highlights

PSYCHEMEDICS
Superior Science. Superior Results.

The Pioneer and Industry Leader with Opportunities for Growth
World's largest provider of hair testing, re-inventing the industry, providing superior in-depth analysis and unmatched insights for clients, while expanding into new market segments and additional tests

Changing Market Dynamics Increasingly Favor Psychemedics Hair Testing Over Urine
Viability of urine testing is significantly diminished as the legislative landscape has changed, and user behaviors and drug trends evolved, again validating hair testing as the most effective and cost-effective alternative

Compelling Value Proposition and Customer ROI
Lowest Cost-Per-User Identified and 6x-10x better detection than urine and 2x-3x better than other hair tests, preventing losses of $7,000-$25,000 per drug abusing employee

Marquee Customer Base with Strong Retention
93% retention across 4,000+ customers representing global leaders and Fortune 500 companies that comprise a wide range of industries, including trucking, oil and gas, manufacturing, education, and law enforcement

Unique and Patented Technology Platform For Scientific Analysis of Hair
Current application is testing for drugs of abuse using the technology to release virtually 100% of the drugs from the hair. Supported by ten patents fundamental to effective hair testing and is the only lab with FDA clearance for all hair testing assays. Platform is extensible beyond testing for drugs of abuse to other applications

Positive, Lasting Impact on Local Communities Beyond the Workplace
Drug free workplaces reduce the risk of addiction and drug use at home, minimizing familial mistreatment, reckless behavior, and the financial and emotional hardships on families

Stable and Profitable Financial Performance with Opportunities for Growth
25+ years of strong profitability, expanding margins, and tangible shareholder returns with 94 consecutive quarters of dividend payments[1]

1) PMD suspended dividend in 2020 due to initial impact from COVID-19 but has rebounded financially with realigned cost structure, return to profitability in Q1 2021, and dividend payment in Q4 2021.

SAN FRANCISCO, May 31, 2021 /PRNewswire/ -- The global drug testing market size is expected to reach USD 11.7 billion by 2028, according to a report by Grand View Research, Inc. It is expected to expand at a CAGR of 4.9% from 2021 to 2028 Urine and Saliva are the least effective matrices at detecting drugs of abuse While the majority of employers use urine: • The most dangerous drugs that are rapidly increasing in usage: Opioids including fentanyl, Cocaine, Amphetamines and Benzodiazepines are virtually invisible to a urine test • With marijuana increasingly accepted and often legal, the cost effectiveness of urinalysis approaches zero Psychemedics delivers: Superior Science / Superior Results • 6 - 10X higher detection (including marijuana) than urinalysis or fluids tests • 2 - 5X higher positive rates than other hair tests Changing Market Dynamics Increasingly Favor Psychemedics Hair Testing

Compelling Value Proposition

backed by Psychemedics patented technology

PSYCHEMEDICS

Superior Science. Superior Results.

All Hair Testing is NOT the Same

Drug Use in the Workplace is Costly

- Drug use in the workplace costs employers approximately $120bn annually in lost productivity[1]
- Drug abusers perform at 67% of their potential - 1/3 less productive[2] and are 2x-5x more likely to be absent[3]
- Account for 40% of all workplace theft[4]

Prevents User Deception

- Hair testing is not susceptible to tactics commonly used to deceive urine tests
- Hair products or adulterants are not effective in manipulating test results



Improved Productivity
Reduced Business Cost
Highest ROI
Effective and Accurate

Substantial Cost Reduction

- A drug abuser costs their employer an average of $7k - $25k per year[2]
- 5x more likely to file worker's comp[2]
- Have 300% higher medical costs[2]
- Cause 50% of all workplace accidents[4]

Significant Customer ROI

- Psychemedics' Cost-Per-User Identified is significantly lower at $600 vs. Other hair labs at $1,000 and urine labs at $1,500
- Urine tests may have lower up-front costs but are far less effective, and rapidly declining in viability
- Psychemedics' tests have 6x-10x better detection rates than urine and 2x-3x better detection rates than other hair tests

1) National Drug Intelligence Center. National Threat Assessment: the Economic Impact of Illicit Drug Use on American Society. May 2011.
2) 'Working Partners', National Conference Proceedings Report: sponsored by U.S. Dept. of Labor, the SBA, and the Office of National Drug Control Policy.
3) National Safety Council as cited by EHS Today, December 12, 2017.
4) The Economic Impact of Illicit Drug Use on American Society. US Department of Justice. April 2011.

Marquee Customer Base Proprietary hair analysis technology is trusted by a wide, diverse range of the worlds most recognized corporate clients, plus schools, law enforcement and parents Blue Chip Customer Base • Psychemedics’ technology is used by the world’s most recognized brands across a broad range of industries • Psychemedics also serves Federal Reserve Banks, leading private and public schools and several government and medical research programs • 93% client retention over the last 5 years • Very low customer concentration Psychemedics provides hair drug testing to thousands of clients in a wide range of industries

Unique Technology: All Hair Testing is NOT the Same

PSYCHEMEDICS
Superior Science. Superior Results.

The Company utilizes its proprietary drug extraction method followed by a unique enzyme immunoassay (EIA) to identify drug use in hair

	PSYCHEMEDICS	Other Hair	Urinalysis
Window of Detection	90 Days	90 Days	1-3 Days for most drugs
FDA	Only lab with FDA 510(k) clearance for ALL hair testing assay screens	Some	All
Patents / Design	Fundamental and *unique* patent for effective hair testing Enables ~100% drug released and measured 10 total patents In-house, custom designed screening assays	Weak	Weak
Wash Procedure	Multi-Bath, 4-hour process Virtually eliminates external contamination	Minutes Risk of external contamination remains	N/A
Accuracy	6x-10x better detection than urine Cannot be manipulated Requires significantly smaller hair samples	2x-3x better detection than urine	Baseline
ROI	Higher	Lower	Lower

Cost-Per-User Identified (1)



$600
$1,000
$1,500
Psychemedics
Other Hair Testing
Urine Testing

1) Cost-Per-User Identified = TOTAL TESTING COST divided by **NUMBER OF USERS IDENTIFIED** by the test.

Superior Deterrence Declining positive rates over time Superior Detection Identifies more users of more drugs Our Superior Detection Of All Drugs Is Our Powerful Deterrent To Usage Superior Protection Detects more of the most dangerous drugs Urine 10.7% 1.07% 10X DOT Urine A large trucking firm identified 900 drug users who would have slipped by the DOT urine test . Psychemedics identifies 6 x - 10 x the drug users as a urine test Psychemedics delivers a higher overall positive rate and also finds more of all drug classes . Especially significant is its vast superiority in detecting the most dangerous workplace drugs As drug users learn a Psychemedics hair test is required they tend to change behaviors or find companies that use other testing methods . A falling positive rate over time is the evidence Source: KLLM Transportation

Positive, Lasting Social Impact

PSYCHEMEDICS
Superior Science. Superior Results.

There is a growing crisis in the workplace as employee drug abuse is accelerating and causing loss of productivity and increased injuries. Reducing these financial and human costs requires unparalleled drug testing accuracy and deterrence that only Psychemedics can provide

Drug Abuse Epidemic is Accelerating



Number of Overdose Deaths
Multiples over "X"
19 years to reach 4X number of deaths in 2000, but only one additional year each to exceed 5X and achieve 6X.
6.0X
104,000
5.4X
93,331
4.0X
70,630
X
2000
2019
2020
2021

Importance of a Drug-Free Workplace

- Psychemedics is committed to creating a safe, healthy workplace
- A safe, healthy workplace has a ripple effect back into communities and families
- In 2021, 35.5mm (67%) of current illicit drug users were employed full or part time; our clients identify them and do not make these very risky hires

Impact on Addiction and Opioids

- Addiction impacts 2mm+ Americans, with an annual economic impact of ~$80bn
- An urgent public health threat: fentanyl-based counterfeit pills flooding the U.S.
- In 2020, synthetic opioids, such as fentanyl, caused over 57,000 deaths, a 58% increase from 2019 and a majority of total drug deaths in the United States
- Psychemedics delivers the only FDA-cleared hair test for fentanyl

Impact on the Community

- Drug-free workplaces reduce drug abuse and reckless behavior in the home
- Children are at a reduced risk for mistreatment
- Lessens financial and emotional hardships for individuals and families coping with family members on drugs

Source: Office of National Drug Control Policy; National Center for Drug Abuse Statistics; Addiction Center.